Exhibit 10.5

EXECUTION VERSION

CASH MANAGEMENT SERVICES TERMINATION AGREEMENT

This CASH MANAGEMENT SERVICES TERMINATION AGREEMENT, dated as of October 11, 2013 (this “Agreement”), by and among Vivendi, S.A., a société anonyme organized under the laws of France (“Vivendi”), Activision Blizzard, Inc., a Delaware corporation formerly known as Activision, Inc.) (“Activision Blizzard”), and Coöperatie Activision Blizzard International U.A., a cooperative association organized under the laws of the Netherlands (“Coop”), is entered into with respect to that certain Cash Management Services Agreement, dated as of June 19, 2008 (the “Services Agreement”), by and among Vivendi, Activision Blizzard and Activision Blizzard Treasury SAS, a société anonyme organized under the laws of France formerly known as Vivendi Games Treasury SAS (“ABT”), and that certain Vivendi IP License Agreement, dated as of July 1, 2008 (the “License Agreement”), by and among Vivendi, Activision Blizzard and ABT, both of which were assigned by ABT to Coop pursuant to that Assignment, Assumption and Amendment, dated as of June 9, 2011, by and among Vivendi, Activision Blizzard, Coop and ABT.  Vivendi, Activision Blizzard and Coop are each referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS

WHEREAS, Vivendi, Activision Blizzard and ASAC II LP, an exempted limited partnership organized under the laws of the Cayman Islands have entered into that certain Stock Purchase Agreement, dated as of July 25, 2013 (the “Purchase Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement); and

WHEREAS, pursuant to the Purchase Agreement, it is a condition precedent to the obligations of Vivendi under the Purchase Agreement that Activision Blizzard shall have executed and delivered this Agreement to Vivendi, and it is a condition precedent to the obligations of Activision Blizzard under the Purchase Agreement that Vivendi shall have executed and delivered this Agreement to Activision Blizzard, in each case at the Closing.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      Termination of Services Agreement.  Notwithstanding anything to the contrary contained therein, the Services Agreement (including, without limitation, any statement of work attached to the Service Agreement or executed by the Parties pursuant to the Agreement and any agreements attached to any of the foregoing, including without limitation the Cash Management Agreement, dated as of February 8, 2010, by and among Vivendi, Activision Blizzard and Coop, and the ISDA Master Agreement (2002 Edition), as modified by the schedule thereto, dated as of February 8, 2010, between Vivendi and Coop) is hereby terminated effective as of the Effective Time (as defined below), and the Parties acknowledge and agree that, notwithstanding any provision of the Services Agreement to the contrary (including any notice requirements or provisions regarding post-termination obligations), from and after the Effective Time, the

Services Agreement shall be void, and there shall be no rights, obligations or liabilities of any Party thereunder, except for any obligation to pay fees, expenses, indemnity or reimbursement to Vivendi with respect the performance of the Services Agreement prior to the Effective Time. The Parties acknowledge and agree that, notwithstanding any provision of the Services Agreement to the contrary, no termination fee shall be payable.

2.                                      Termination of License Agreement.  The License Agreement is hereby terminated effective as of the Effective Time, and the Parties acknowledge and agree that, notwithstanding any provision of the License Agreement to the contrary (including any notice requirements or provisions regarding post-termination obligations), from and after the Effective Time, the License Agreement (and all licenses and sublicenses thereunder) shall be void, and there shall be no rights, obligations or liabilities of any Party thereunder.

3.                                      Effective Time.  The “Effective Time” shall be October 31, 2013.

4.                                      Miscellaneous Provisions.

(a)                                 Further Action.  Each Party agrees to execute and deliver such additional documents and to take such additional actions as may be necessary or appropriate to effect the provisions of this Agreement and all transactions contemplated hereby.

(b)                                 Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

(c)                                  No Prior Assignment of Rights.  Each of the Parties represents and warrants that it has not heretofore assigned or transferred, or purported to have assigned or transferred, to any other Person, any right, obligation or liability herein terminated and released and agrees to indemnify and hold harmless the other Parties against any liability or obligation based on, arising out of or in connection with any such transfer or assignment or purported transfer or assignment.

(d)                                 Entire Agreement.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersedes all prior and contemporaneous written or oral agreements, arrangements, communications and understandings, between the Parties with respect to the subject matter hereof and thereof.

(e)                                  Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers or other authorized representatives thereunto duly authorized.

VIVENDI, S.A.

By:	/s/ Philippe Capron
Name: Philippe Capron
Title: Chief Financial Officer and Member of the Management Board

[Signature Page to Cash Management Services Termination Agreement]

ACTIVISION BLIZZARD, INC.

By:	/s/ Dennis Durkin
Name: Dennis Durkin
Title: Chief Financial Officer

[Signature Page to Cash Management Services Termination Agreement]

COÖPERATIE ACTIVISION BLIZZARD INTERNATIONAL, U.A.

By:	/s/ M.M. vander Wilk-Rouhof
Name: M.M. vander Wilk-Rouhof
Title: Managing Director

[Signature Page to Cash Management Services Termination Agreement]